                                                                EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                          CALCULATION OF EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)


                                                  Thirty-Nine      Thirteen
                                                  Weeks Ended     Weeks Ended
                                                  September 27,  September 27,
                                                      1997            1997
                                                  ------------   ------------


Earnings available for earnings per share:

Net income                                        $     17,010   $   7,565
                                                  ============   ============






Average number of common shares outstanding             12,636      12,565
                                                  ============   ============






Earnings per share                                $       1.35   $     0.60
                                                  ============   ============
